SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934


  Date of Report (Date of Earliest Event Reported) September 20th, 2002
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                               Rogers Corporation
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        (exact name of registrant as specified in its charter)


 Massachusetts                       1-4347             06-0513860
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(State or other jurisdiction    (Commission File       (IRS Employer
of incorporation)                    Number)         Identification No.)


P.O. BOX 188, One Technology Drive, Rogers Connecticut     06263-0188
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(Address of principal executive offices)

Registrant's telephone number, including area code:    (860) 774-9605
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Item 5.  Other events.

Rogers Corporation announced today the signing of an agreement to sell the assets of its Moldable Composites Business and an agreement to license the associated intellectual property.

A copy of the press release issued by the Company announcing the sale and licensing agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7  Financial Statements and Exhibits.
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(c)     Exhibits.
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99.1    Press Release dated September 20, 2002 issued by Rogers Corporation.


                                    SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ROGERS CORPORATION
                                          (Registrant)

    Dated: September 20, 2002             /s/ James M. Rutledge
                                          ------------------------
                                          James M. Rutledge,
                                          Vice President, Finance and
                                          Chief Financial Officer


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                                                          Exhibit 99.1
                                                          News Release

Rogers Corporation  One Technology Dr. / P.O. BOX 188 / Rogers CT
06263-0188   Phone 860-774-9605

Rogers Corporation Sells Moldable Composites Business

     ROGERS, Conn.--Sept. 20, 2002--Rogers Corporation (NYSE: ROG) announced today that it has signed an agreement to sell the assets of its Moldable Composites Division (MCD) located in Manchester, Connecticut to Vyncolit North America, Inc., a subsidiary of the Perstorp Group, Sweden.
    Under the terms of the agreement, Rogers will receive approximately $21 million for the business assets excluding the intellectual property and a 5-year royalty stream from the intellectual property license. The sale is expected to be completed within the next six weeks.
    The new owners plan to continue operating from the Manchester, Connecticut site and will manage the business in combination with an associated operating unit, Vyncolit N.V., located in Belgium, a part of the Perstorp Engineering Materials business area.
    Rogers President and Chief Operating Officer, Robert D. Wachob said, "Vyncolit was our longtime licensee for phenolic molding compounds in Europe and we have a long history of working closely together. The Perstorp Group provides a better strategic fit for this business. With engineered phenolic materials operations in both the U.S. and Europe, they are well positioned globally to serve the worldwide automotive industry and successfully grow this business in the future." Wachob further stated, "The sale of this non-core business reflects the continuing implementation of our strategy to more sharply focus our resources on the growth opportunities that more closely match our key strengths in polymers, fillers, and adhesion." Rogers expects the sale to have no material impact on its Net Income.
    Vyncolit's President, Henny van Dyk, said, "This acquisition strengthens our market and growth prospects in one of Perstorp's core businesses." van Dyk will relocate to Connecticut and be responsible for both the European and U.S. operations.
    Vyncolit North America, Inc. and Vyncolit N.V. based in Belgium, are members of the Perstorp AB group. Vynocolit is a premier manufacturer of engineered phenolic compounds. Perstorp AB is a European based world leader in the specialty chemicals market with facilities located world-wide.

    Rogers Corporation, headquartered in Rogers, CT, U.S.A., develops and manufactures high performance specialty materials focusing on the wireless communications and computer markets. Rogers operates manufacturing facilities in Connecticut, Arizona, and Illinois in the U.S. and in Ghent, Belgium. Sales offices are located in Japan, Hong Kong, China, Taiwan, Korea and Singapore. Rogers has joint ventures in Japan with Inoac Corporation, in Taiwan with Chang Chun Plastics, and in the U.S. with Mitsui Chemicals and with 3M Corporation.

    CONTACT: Rogers Corporation
             Debra J. Granger, 860/779-5596
             debra.granger@rogerscorporation.com